Exhibit 2.2
                                                                     -----------


















                            STOCK PURCHASE AGREEMENT

                                     between

                          Stronghold Technologies, Inc.

                                       and

                              Mr. Pietro Bortolatti

                                TABLE OF CONTENTS
                                -----------------

Section                                                                     Page
-------                                                                     ----

1.    Purchase and Sale of the Shares..........................................1
      1.01.    Purchase of the Shares from the Parent..........................1
      1.02.    Purchase Price for the Shares...................................1
      1.03.    Closing.........................................................2
2.    Representations of the Parent............................................2
      2.01.    Representations Regarding the Shares............................2
      2.02.    Representations of Regarding the Companies......................3
3.    Disclaimer of the Parent.................................................3
4.    Representations of the Buyer.............................................3
5.    Acknowledgement and Assumption of Liabilities by the Buyer...............4
      5.01.    Acknowledgement.................................................4
      5.02.    Assumption of Liabilities.......................................5
6.    Parent Closing Deliveries................................................5
7.    Buyer Closing Deliveries.................................................5
8.    Indemnification..........................................................5
      8.01.    Indemnification By the Buyer....................................5
      8.02.    Indemnification By the Parent...................................6
      8.03.    Claims for Indemnification......................................6
      8.04.    Payment of Indemnification Obligation...........................6
      8.05.    Survival of Representations; Claims for Indemnification.........6
9.    Termination of Agreement.................................................7
      9.01.    Termination by Agreement of the Parties.........................7
      9.02.    Termination by Reason of Breach.................................7
10.   Brokers..................................................................7
11.   Notices..................................................................7
12.   Successors and Assigns...................................................8
13.   Entire Agreement; Amendments.............................................8
14.   Severability.............................................................8
15.   Governing Law............................................................8
16.   Submission to Jurisdiction...............................................9
17.   Section Headings.........................................................9
18.   Legal Fees...............................................................9
19.   Counterparts.............................................................9

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (the "Agreement") is made as of the 19th day of July, 2002 by and between Pietro Bortolatti, an individual resident of Quebec, Canada (the "Buyer"), and Stronghold Technologies, Inc. (formerly known as TDT Development, Inc.), a Nevada corporation with its principal office at 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604 (the "Parent"), which owns all of the issued and outstanding capital stock of Terre di Toscana, Inc., a Florida corporation ("Terre"), and Terres Toscanes, Inc. a Canadian corporation ("Terres") (each, individually a "Company" and together, the "Companies").

                              Preliminary Statement
                              ---------------------

     1. The Parent owns 2,000 shares of capital stock of Terre and 100 shares of capital stock of Terres (collectively, the "Shares"), which Shares represent all of the issued and outstanding shares of capital stock of each Company.

     2. The Buyer desires to purchase, and the Parent desires to sell, all of the Shares for the consideration set forth below, subject to the terms and conditions of this Agreement.

        NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1. Purchase and Sale of the Shares.
        -------------------------------

          1.01. Purchase of the Shares from the Parent.  Subject to and upon the
                --------------------------------------
terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Parent shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from the Parent, the Shares. At the Closing the Parent shall deliver to the Buyer certificates evidencing the Shares duly endorsed in blank or with stock powers duly executed by the Parent.

          1.02. Purchase Price for the Shares.
                -----------------------------

               (a) The consideration to be paid by the Buyer for the Shares shall be 75,000 shares (collectively, the "Exchange Shares") of the common stock, $.0001 par value per share, of the Parent, which Exchange Shares in the aggregate represent all of the issued and outstanding shares of capital stock of the Parent owned by the Buyer (the "Purchase Price").

               (b) At the Closing, the Buyer shall deliver to the Parent:

                    (i)   Certificates   evidencing  the  Exchange  Shares  duly
endorsed in blank or with stock powers duly executed by the Buyer; and

                    (ii) such additional documents and instruments as the Parent may reasonably request in accordance with Subsection 7 of this Agreement;

          1.03. Closing. The Closing shall take place at the offices of Hale and
                -------
Dorr LLP, 650 College Road East, Princeton, New Jersey 08540 on July 19, 2002 or at such other place, time or date as may be mutually agreed upon in writing by the parties.

     2. Representations of the Parent.
        -----------------------------

          2.01.  Representations Regarding the Shares. The Parent represents and
                 ------------------------------------
warrants to the Buyer as follows:

               (a) The Parent has good and marketable title to the Shares which are to be transferred to the Buyer by the Parent pursuant hereto, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

               (b) The Parent has the full right, power and authority to enter into this Agreement and to transfer, convey and sell to the Buyer at the Closing the Shares to be sold by the Parent hereunder and, upon consummation of the purchase contemplated hereby, the Buyer will acquire from the Parent good and marketable title to such Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

               (c) The Parent is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by the Parent or the transfer, conveyance and sale of the Shares to be sold by the Parent to the Buyer pursuant to the terms hereof.

               (d) No broker or finder has acted for the Parent in connection with this agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of the Parent.

               (e) This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of the Parent, enforceable against the Parent in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Parent of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law, rule or regulation applicable to the Parent; or (ii) violate any judgment, decree, order or award of any court, governmental body or arbitrator.

               (f) No representation or warranty by the Parent in this Agreement or in any document to be delivered pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained in such representations not misleading.

               (g) No business activities were conducted by the Parent during the time period from May 15, 2002 through the date hereof.

          2.02.   Representations   of  Regarding  the  Companies.   The  Parent
                  -----------------------------------------------
represents and warrants to the Buyer as follows:

               (a)  Organization.  To the knowledge of Parent,  Terres and Terre
                    ------------
are each a corporation duly organized and validly existing under the laws of Canada and the State of Florida, respectively, and each has the requisite power and authority (corporate and other) to own its property and to carry on its business as now being conducted.

               (b)  Capitalization  of Terre.  The  authorized  capital stock of
                    ------------------------
Terre consists of 10,000 shares of capital stock, of which two thousand (2,000) shares are issued and outstanding on the date hereof and held of record and beneficially by the Parent.

               (c)  Capitalization  of Terres.  The authorized  capital stock of
                    -------------------------
Terres consists of an unlimited number of shares of capital stock, no par value per share, of which one hundred (100) shares are issued and outstanding on the date hereof and held of record and beneficially by the Parent.

     3. Disclaimer of the Parent.
        ------------------------

     Neither the Parent nor any of its directors, officers, shareholders, employees, affiliates, controlling persons, agents, advisors or representatives makes or has made any representation or warranty, either express or implied, with respect to the past, current or future operations, income or cash flow of the Companies, or regarding the viability of the Companies' continuing operations, the sufficiency of the Companies' cash on hand, or the Companies' ability to fund their continuing operations. Buyer is relying exclusively on its own experience as President of the Companies in evaluating the financial and operational condition of the Companies.

     4. Representations of the Buyer.
        ----------------------------

     The Buyer represents and warrants to the Parent as follows:

          (a) The Buyer has good and marketable title to the Exchange Shares which are to be transferred to the Parent by the Buyer pursuant hereto, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

          (b) The Buyer has the full right, power and authority to enter into this Agreement and to transfer and convey to the Parent at the Closing the Exchange Shares as consideration for the purchase of the Shares and, upon consummation of the purchase contemplated hereby, the Parent will acquire from the Buyer good and marketable title to such Exchange Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

          (c) The Buyer is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by the Buyer or the transfer and conveyance of the Exchange Shares to the Parent pursuant to the terms hereof.

          (d) No broker or finder has acted for the Buyer in connection with this agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of the Buyer.

          (e) This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law, rule or regulation applicable to the Buyer; or (ii) violate any judgment, decree, order or award of any court, governmental body or arbitrator.

          (f) No representation or warranty by the Buyer in this Agreement or in any document to be delivered pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained in such representations not misleading.

          (g) Since the Companies were founded, the Buyer has operated the business of the Companies, which has been the importing and distribution of specialized truffle based food products. Buyer acknowledges and agrees that the sale of the Shares has been made on an "as is" basis and Parent shall have no responsibility whatsoever for any claims, liabilities or other damages relating to the Shares or the business of the Companies, whether arising prior to, at or after the Closing. In addition to being intimately aware of the operation and nature of the Companies' business, the Buyer has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, software, technology and prospects of the Companies and acknowledges that the Buyer has been provided access to the personnel, properties, premises and records of the Company for such purpose.

          (h) During the period from May 15, 2002 through the date hereof, the Buyer has not: (i) conducted any activities on behalf of the Parent, or (ii) held itself out as a party with authority to transact business on behalf of Parent.

     5. Acknowledgement and Assumption of Liabilities by the Buyer.
        ----------------------------------------------------------

          5.01. Acknowledgement.  In entering into this Agreement, the Buyer has
                ---------------
relied solely upon its own investigation and analysis, and the Buyer:

               (a) acknowledges that neither the Parent nor the Companies or any of their respective directors, officers, shareholders, employees, affiliates, controlling persons, agents, advisors or representatives (collectively, "Agents") makes or has made any representation or warranty, either express or implied with respect to the Shares or the Companies whatsoever; and

               (b) agrees, to the fullest extent permitted by law, that neither the Parent nor the Companies or any of their respective Agents shall have any liability or responsibility whatsoever to the Buyer or its Agents on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available to, or statements made to, the Buyer (or any omissions therefrom).

          5.02.  Assumption of Liabilities.  The Buyer  acknowledges  and agrees
                 -------------------------
that after consummation of the purchase of the Shares contemplated hereunder, Buyer shall assume and agrees to pay, perform and fully discharge all of the liabilities of the Companies, of whatever nature, regardless of whether such liabilities are deemed to be held by the Parent or by the Companies, and regardless of whether such liabilities arose prior to, at or after the Closing, including, but not limited to the following:

               (a) liabilities for taxes relating to the ownership or operation of the Companies' business on or before the Closing or incurred in connection with the transactions contemplated by this Agreement;

               (b) liabilities of Parent, if any, in its capacity as sellers of the Shares, arising under this Agreement; and

               (c) liabilities with respect to any outstanding obligations, payables, deliverables and contractual duties of the Companies arising prior to, at or after the Closing.

     6. Parent Closing  Deliveries.  The Buyer shall receive at the Closing such
        --------------------------
documents, instruments or certificates as the Buyer may reasonably request including, without limitation:

               (a) the stock certificates representing the Shares duly endorsed in accordance with Subsection 1.01 of this Agreement; and

               (b) such certificates of the Parent's officers and such other documents the Buyer shall reasonably request.

     7. Buyer Closing Deliveries.  The Parent shall have received at or prior to
        ------------------------
the Closing such documents, instruments or certificates as the Parent may reasonably request including, without limitation, the stock certificates representing the Exchange Shares duly endorsed in accordance with Subsection
1.02 of this Agreement, as payment of the Purchase Price.

     8. Indemnification.
        ---------------

          8.01.  Indemnification  By the Buyer. The Buyer hereby indemnifies and
                 -----------------------------
holds harmless the Parent, from and against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) (collectively, the "Losses") in connection with each and all of the following:

               (a) any misrepresentation or breach of any representation or warranty made by the Buyer in this Agreement;

               (b) any breach of any covenant, agreement or obligation of the Buyer contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement;

               (c) any misrepresentation contained in any statement, certificate or schedule furnished by the Buyer in connection with this Agreement or in connection with the transactions contemplated by this Agreement; and

               (d) any liability or claim arising out of or in any way related to the business of the Companies, whether asserted against the Companies or against Parent.

          8.02. Indemnification By the Parent. The Parent hereby indemnifies and
                -----------------------------
holds harmless the Buyer, from and against all Losses in connection with each and all of the following:

               (a) any misrepresentation or breach of any representation or warranty made by the Parent in this Agreement;

               (b) any breach of any covenant, agreement or obligation of the Parent contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement; and

               (c) any misrepresentation contained in any statement, certificate or schedule furnished by the Parent in connection with this Agreement or in connection with the transactions contemplated by this Agreement.

          8.03. Claims for  Indemnification.  Whenever any claim shall arise for
                ---------------------------
indemnification under this Section 8, the party seeking indemnification (the "Indemnified Party") shall promptly notify the other party (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall have the right to settle or compromise any such claim upon giving 10 days written notice to the Indemnifying Party, in accordance with Section 11.

          8.04. Payment of Indemnification  Obligation.  All  indemnification by
                --------------------------------------
the Indemnifying Party hereunder shall be effected by payment of cash or delivery of a cashier's or certified check in the amount of the indemnification liability.

          8.05. Survival of  Representations;  Claims for  Indemnification.  All
                ----------------------------------------------------------
representations and warranties made by the Buyer and Parent in this Agreement, or in any instrument or document furnished in connection with this Agreement or the transactions contemplated hereby, shall survive the Closing and any investigation at any time made by or on behalf of the Indemnified Party for a period of three years. All such representations and warranties shall expire on the third anniversary of the Closing Date, except for claims, if any, (a) asserted in writing prior to such third anniversary identified as a claim for indemnification pursuant to this
Section 8, or (b) which are based upon fraud by the Buyer or Parent, which shall survive until finally resolved and satisfied in full.

     9. Termination of Agreement.
        ------------------------

          9.01.  Termination by Agreement of the Parties.  This Agreement may be
                 ---------------------------------------
terminated by the mutual written agreement of the parties hereto. In the event of such termination by agreement, the Buyer shall have no further obligation or liability to the Parent under this Agreement, and the Parent shall have no further obligation or liability to the Buyer under this Agreement.

          9.02.   Termination  by  Reason  of  Breach.  This  Agreement  may  be
                  -----------------------------------
terminated by the Parent or Buyer, if at any time prior to the Closing there shall occur a breach of any of the representations, warranties or covenants by the other party or the failure by the other party to perform any condition or obligation hereunder.

     10. Brokers.
         -------

         Each of the Buyer and Parent represent and warrant that no person, firm or corporation has acted in the capacity of broker or finder on its behalf to bring about the negotiation of this Agreement. The Buyer agrees to indemnify and hold harmless the Stockholders against any claims or liabilities asserted against it by any person acting or claiming to act as broker or finder on behalf of the buyer.

     11.  Notices.  Any notices or other  communications  required or  permitted
          -------
hereunder shall be sufficiently given if delivered personally or sent by telex, federal express, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

          To the Buyer:             Mr. Pietro Bortolatti
                                    140 De Liege O.
                                    Montreal, Quebec H2P1H2
                                    Canada

          With a copy to:           Adam S. Gottbetter, Esq.
                                    Kaplan, Gottbetter & Levenson, LLP
                                    630 Third Avenue
                                    New York, New York 10017
                                    Phone:  (212) 983-6900
                                    Fax:  (212) 983-9210

          To the Parent:            Stronghold Technologies, Inc.
                                    777 Terrace Avenue
                                    Hasbrouck Heights, New Jersey 07604

                                    Attn: Christopher J. Carey, President
                                    Phone:  (201) 727-1400
                                    Fax:  (201) 288-9414

          With a copy to:           Raymond P. Thek, Esq.
                                    Hale and Dorr LLP
                                    650 College Road East
                                    Princeton, New Jersey 08540
                                    Phone:  (609) 750-7900
                                    Fax:  (609) 750-7700


Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally, or (b) three business days after being sent, if sent by registered or certified mail.

     12. Successors and Assigns.  This Agreement shall be binding upon and inure
         ----------------------
to the benefit of the parties hereto and their respective successors and assigns, except that the Buyer, on the one hand, and the Parent, on the other hand, may not assign their respective obligations hereunder without the prior written consent of the other party. Any assignment in contravention of this provision shall be void. No assignment shall release the Buyer or the Parent from any obligation or liability under this Agreement.

     13. Entire Agreement; Amendments.
         ----------------------------

               (a) This Agreement and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties.

               (b) The parties may mutually amend or waive any provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both parties. No waiver by any party of any default, misrepresentation, or breach of warranty hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     14. Severability. Any provision of this Agreement which is invalid, illegal
         ------------
or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     15.  Governing  Law. This  Agreement  shall be governed by and construed in
          --------------
accordance with the laws of the State of New York.

     16.  Submission  to  Jurisdiction.  Each party  hereto  (a)  submits to the
          ----------------------------
jurisdiction of any state or federal court sitting in the State of New York in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 11, provided that nothing in this Section 16 shall affect the right of any party to serve such summons, complaint or other initial pleading in any other manner permitted by law.

     17. Section  Headings.  The section headings are for the convenience of the
         -----------------
parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

     18. Legal Fees.  In the event that legal  proceedings  are commenced by the
         ----------
Buyer against the Parent, or by the Parent against the Buyer, in connection with this Agreement or the transactions contemplated hereby, the party or parties which do not prevail in such proceedings shall pay the reasonable attorneys' fees and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings.

     19.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
           ------------
counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

                                             BUYER:

                                             /s/ Pietro Bortolatti
                                             -----------------------------------
                                             Pietro Bortolatti


                                             PARENT:


                                             Stronghold Technologies, Inc.


                                             /s/  Christopher J. Carey
                                             -----------------------------------
                                             By:  Christopher J. Carey
                                             Its:   President